Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-16939, 333-33276, 333-117057, and 333-151777) of our report dated March 24, 2010, relating to our audits of the consolidated financial statements and financial statement schedule as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, of Clean Diesel Technologies, Inc., included in the 2009 Annual Report on Form 10-K.

/s/  Eisner LLP
New York, New York
March 24, 2010